                                                                    EXHIBIT 1.02

            AGREEMENT TO ACT AS "QUALIFIED INDEPENDENT UNDERWRITER"

                 METROPOLITAN MORTGAGE & SECURITIES CO., INC.
                       Investment Debentures, Series III

     This agreement made as of the 30th day of December, 1999, among Metropolitan Mortgage & Securities Co., Inc., a Washington corporation ("Metropolitan"), Metropolitan Investment Securities, Inc., a Washington corporation ("MIS"), and Cruttenden Roth Incorporated, a California corporation ("Cruttenden").

                                  WITNESSETH:

     WHEREAS, Metropolitan intends to offer $100,000,000 in Investment Debentures Series III (hereinafter referred to as "Debentures"), which will be offered in reliance on a registration statement filed on Form S-2 with the Securities and Exchange Commission; and,

     WHEREAS, MIS, a broker/dealer and affiliate of Metropolitan and a member of the National Association of Securities Dealers ("NASD"), will be engaged as the sole managing agent for Metropolitan; and,

     WHEREAS, pursuant to subparagraph (c) of Rule 2720 of the NASD Conduct Rules, MIS, as a NASD member, may participate in such underwriting only if the yield at which the Debentures offered to the public is not lower than the yield recommended by a "Qualified Independent Underwriter" as that term is defined in Rule 2720, subparagraph (b)(15), of the NASD Conduct Rules, and who participates in the preparation of the registration statement and prospectus relating to the offering and exercises customary standards of due diligence, with respect thereto; and,

     WHEREAS, this agreement ("Agreement") describes the terms on which Metropolitan is retaining Cruttenden to serve as such a "Qualified Independent Underwriter" in connection with this offering of Debentures;

     NOW, THEREFORE, in consideration of the recitations set forth above, and the terms, promises, conditions, and covenants herein contained, the parties hereby contract and agree as follows:

                                  Definitions

     As hereinafter used, except as the context may otherwise require, the term "Registration Statement" means the registration statement on Form S-2 (including the related preliminary prospectus, financial statements, exhibits and all other documents to be filed as a part thereof or incorporated therein) for the registration of the offer and sale of the debentures under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Act") filed with the Securities and Exchange Commission (the "Commission"), and any amendment thereto, and the term "Prospectus" means the prospectus including any preliminary or final prospectus and any materials incorporated by reference into and attached to the Prospectus (including the form of prospectus to be filed with the Commission pursuant to Rule 424(b) under the Act) and any amendment or supplement thereto, to be used in connection with the offering.

     Section 1. Rule 2720 Requirement. Cruttenden hereby confirms its agreement as set forth in subparagraph (b)(15)(F) of Rule 2720 of the NASD Conduct Rules and represents that, as appropriate, Cruttenden satisfies or at the times designated in such subparagraph (15) will satisfy the other requirements set forth therein or will receive an exemption from such requirements from the NASD.

     Section 2. Consent. Cruttenden hereby consents to being named in the Registration Statement and Prospectus as having acted as a "Qualified Independent Underwriter" solely for the purposes of Rule 2720 referenced herein. Except as permitted by the immediately preceding sentence or to the extent required by law, all references to Cruttenden in the Registration Statement or Prospectus or in any other filing, report, document, release or other communication prepared, issued or transmitted in connection with the offering by Metropolitan or any corporation controlling, controlled by or under common control with Metropolitan, or by any director, officer, employee, representative or agent of any thereof, shall be subject to Cruttenden's prior written consent with respect to form and substance.

     Section 3. Pricing Formula and Recommendation Letter. Cruttenden agrees to render a written letter of recommendation as to the yields below which Metropolitan's Debentures may not be offered based on the pricing formula that is set forth in Schedules "A" and "B," copies of which are attached hereto, and incorporated herein by reference (the "Pricing Recommendation Letter"). It is understood and agreed by Cruttenden that the securities to which this Agreement relates will be offered on a continuous, best efforts basis by MIS, as the managing agent, pursuant to the Selling Agreement in effect between MIS and Metropolitan which is filed as an exhibit to the Registration Statement referred to above. Metropolitan, through MIS, will continue to offer the debt securities according to the terms and conditions of said agreement, including, without limitation, Schedules "A" and "B" in accordance with this Agreement. Cruttenden reserves the right to review and amend its Pricing Recommendation Letter upon the filing of any post-effective amendment to the Registration Statement or upon occurrence of any material event which may or may not require such an amendment to be filed, or at such time as the offering under this registration shall terminate or otherwise lapse under operation of law.

     Section 4. Fees and Expenses. It is agreed that Cruttenden shall be paid a fee in the amount of $66,667 payable upon delivery of the Pricing Recommendation Letter referred to in paragraph 3 above.

     Section 5. Material Facts. Metropolitan represents and warrants to Cruttenden that at the time the Registration Statement and, at the time the Prospectus is filed with the Commission (including any preliminary prospectus and the form of prospectus filed with the Commission pursuant to Rule 424(b)) and at all times subsequent thereto, to and including the date on which payment for, and delivery of, the Debentures to be sold in the Offering is made by the underwriter or underwriters, as the case may be, participating in the Offering and by Metropolitan (such date being referred to herein as the "Closing Date"), the Prospectus (as amended or supplemented if it shall have been so amended or supplemented) will contain all material statements which are required to be stated therein in accordance with the Act and will conform to all other requirements of the federal securities laws, and will not, on such date include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and that all contracts and documents required by the Act to be filed or required as exhibits to the Registration Statement have been filed. Metropolitan further represents and warrants that any further filing, report, document, release or communication which in any way refers to Cruttenden or to the services to be performed by Cruttenden pursuant to this Agreement will not contain any untrue or misleading statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          Metropolitan further warrants and represents that:

          (a) All leases, contracts and agreements referred to in or filed as exhibits to the Registration Statement to which Metropolitan or its subsidiaries is a party or by which it is bound are in full force and effect, except as may otherwise be disclosed in the Registration Statement.

          (b) Metropolitan has good and marketable title, except as otherwise indicated in the Registration Statement and Prospectus, to all of its assets and properties described therein as being owned by it, free and clear of all liens, encumbrances and defects except such encumbrances and defects which do not, in the aggregate, materially affect or interfere with the use made and proposed to be made of such properties as described in the Registration Statement and Prospectus; and Metropolitan has no material leased properties except as disclosed in the Prospectus.

          (c) Metropolitan is duly organized under the laws of the State of Washington and, as of the effective date of the Registration Statement and at the Closing Date Metropolitan will be validly existing and in good standing under the laws of the State of Washington with full corporate power and authority to own its properties and conduct its business to the extent described in the Registration Statement and Prospectus; Metropolitan is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the nature of the business transacted by it or its ownership or properties or assets makes qualification necessary; the authorized and outstanding capitalization of Metropolitan is as set forth in the Prospectus and the description in the Prospectus of the capital stock of Metropolitan conforms with and accurately describes the rights set forth in the instruments defining the same.

          (d) Metropolitan is not in violation of its Certificate of Incorporation or Bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any bond, debenture, note, or other evidence of indebtedness, contract or lease or in any indenture or loan agreement to which it is a party or by which it is bound.

          (e) The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of Metropolitan and MIS and performance of the foregoing agreement and the consummation of the transactions contemplated thereby, will not conflict with or result in a breach of any of the terms or constitute a violation of the respective Certificates of Incorporation or Bylaws of Metropolitan or MIS, or any deed of trust, lease, sublease, indenture, mortgage, or other agreement or instrument to which Metropolitan or MIS is a party or by which either of them or their property is bound, or any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Metropolitan or MIS or their properties or obligations; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein and in the other agreements previously referred to in this paragraph except as may be required under the Act or under any state securities laws.

          (f) Any certificate signed by an officer of Metropolitan and delivered to Cruttenden pursuant to this Agreement shall be deemed a representation and warranty by Metropolitan to Cruttenden, to have the same force and effect as stated herein, as to the matters covered thereby.

          (g) If any event relating to or affecting Metropolitan shall occur as a result of which it is necessary, in Cruttenden's opinion, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, Metropolitan undertakes to inform Cruttenden of such events within a reasonable time thereafter, and will forthwith prepare and furnish to Cruttenden, without expense to them, a reasonable number of copies of an amendment or amendments or a supplement or supplements to the Prospectus (in form and substance satisfactory to Cruttenden) which will amend or supplement the Prospectus so that as amended or supplemented it will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading.

          (h) Metropolitan hereby warrants and represents that it will offer the Debentures in accordance with the pricing formula that is set forth in Schedules "A" and "B" which are incorporated by reference herein.

          (i) All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of Metropolitan submitted pursuant hereto, shall remain operative and in full force and effect, surviving the date of this Agreement.

     Section 6. Availability of Information. Metropolitan hereby agrees to provide Cruttenden, at its expense, with all information and documentation with respect to its business, financial condition and other matters as Cruttenden may deem relevant based on the standards of reasonableness and good faith and shall request in connection with Cruttenden's performance under this Agreement, including, without limitation, copies of all correspondence with the Commission, certificates of its officers, opinions of its counsel and comfort letters from its auditors. The above-mentioned certificates, opinions of counsel and comfort letters shall be provided to Cruttenden as Cruttenden may request on the effective date of the Registration Statement and on the Closing Date. Metropolitan will make reasonably available to Cruttenden, its auditors, counsel, and officers and directors to discuss with Cruttenden any aspect of Metropolitan which Cruttenden may deem relevant. In addition, Metropolitan, at Cruttenden's request, will cause to be delivered to Cruttenden copies of all certificates, opinions, letters and reports to be delivered to the underwriter or underwriters, as the case may be, pursuant to any underwriting agreement executed in connection with the Offering or otherwise, and shall cause the person issuing such certificate, opinion, letter or report to authorize Cruttenden to rely thereon to the same extent as if addressed directly to Cruttenden. Metropolitan represents and warrants to Cruttenden that all such information and documentation provided pursuant to this paragraph 6 will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement therein not misleading. In addition, Metropolitan will promptly advise Cruttenden of all telephone conversations with the Commission which relate to or may affect the Offering.

     Section 7. Indemnification.

         (a) Subject to the conditions set forth below, and in addition to any rights of indemnification and contribution to which Cruttenden may be entitled pursuant to any agreement among underwriters, underwriting agreement or otherwise, and to the extent allowed by law, Metropolitan hereby agrees that it will indemnify and hold Cruttenden and each person controlling, controlled by or under common control with Cruttenden within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the rules and regulations thereunder (individually, an "Indemnified Person") harmless from and against any and all loss, claim, damage, liability, cost or expense whatsoever to which such Indemnified Person may become subject under the Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, arising out of, based upon, or in any way related or attributed to (i) this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus or any other filing, report, document, release or communication, whether oral or written, referred to in paragraph 5 hereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any application or other document executed by Metropolitan or based upon written information furnished by Metropolitan filed in any jurisdiction in order to qualify the Debentures under the securities or Blue Sky laws thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iv) the breach of any representation or warranty made by Metropolitan in this Agreement. Metropolitan further agrees that upon demand by an Indemnified Person at any time or from time to time, it will promptly reimburse such Indemnified Person for, or pay, any loss, claim, damage, liability, cost or expense as to which

Metropolitan has indemnified such person pursuant hereto. Notwithstanding the foregoing provisions of this paragraph 7, any such payment or reimbursement by Metropolitan of fees,expenses or disbursement incurred by an Indemnified Person in any proceeding in which a final judgment by a court of competent jurisdiction (after all appeals or the expiration of time to appeal) is entered against such Indemnified Person as a direct result of such person's negligence, bad faith or willful misfeasance will be promptly repaid to Metropolitan. In addition, anything in this paragraph 7 to the contrary notwithstanding, Metropolitan shall not be liable for any settlement of any action or proceeding effected without its written consent.

        (b) Promptly after receipt by an Indemnified Person under subparagraph
(a) above of notice of the commencement of any action, such Indemnified Person will, if a claim in respect thereof is to be made against Metropolitan under paragraph (a), notify Metropolitan in writing of the commencement thereof; but the omission to so notify Metropolitan will not relieve Metropolitan from any liability which it may have to any Indemnified Person otherwise than under this paragraph 7 if such omission shall not have materially prejudiced Metropolitan's ability to investigate or to defend against such claim. In case any such action is brought against any Indemnified Person, and such Indemnified Person notifies Metropolitan of the commencement thereof, Metropolitan will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the Indemnified Person promptly after receiving the aforesaid notice from such Indemnified Person, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Person; PROVIDED, HOWEVER, that if the defendants in any such action include both the Indemnified Person and Metropolitan or any corporation controlling, controlled by or under common control with Metropolitan, or any director, officer, employee, representative or agent of any thereof, or any other "Qualified Independent Underwriter" retained by Metropolitan in connection with the Offering and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to such other defendant, the Indemnified Person shall have the right to select separate counsel to represent it. Upon receipt of notice from Metropolitan to such Indemnified Person of its election so to assume the defense of such action and approval by the Indemnified Person of counsel, Metropolitan will not be liable to such Indemnified Person under this paragraph 7 for any fees of counsel subsequently incurred by such Indemnified Person in connection with the defense thereof (other than the reasonable costs of investigation subsequently incurred by such Indemnified Person) unless (i) the Indemnified Person shall have employed separate counsel in accordance with the provision of the next preceding sentence (it being understood, however, that Metropolitan shall not be liable for the expenses of more than one separate counsel in any one jurisdiction representing the Indemnified Person, which counsel shall be approved by Cruttenden), (ii) Metropolitan, within a reasonable time after notice of commencement of the action, shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person, or (iii)

     Metropolitan shall have authorized in writing the employment of counsel for the Indemnified Person at the expenses of Metropolitan, and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

          (c) Subject to the conditions set forth below, and in addition to any rights of indemnification and contribution to which Metropolitan may be entitled pursuant to any agreement among underwriters, underwriting agreement or otherwise, and to the extent allowed by law, Cruttenden hereby agrees that it will indemnify and hold Metropolitan and each person controlling, controlled by or under common control with Metropolitan within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange act of 1934, as amended (the "Exchange Act"), or the rules and regulations thereunder (individually, an "Indemnified Person") harmless from and against any and all loss, claim, damage, liability, cost or expense whatsoever to which such Indemnified Person may become subject under the Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, arising out of, based upon, or in any way related or attributed to the failure of Cruttenden to be a "qualified independent underwriter" as contemplated by this Agreement. Cruttenden further agrees that upon demand by an Indemnified Person at any time or from time to time, it will promptly reimburse such Indemnified Person for, or pay, any loss, claim, damage, liability, cost or expense as to which Cruttenden has indemnified such person pursuant hereto. Notwithstanding the foregoing provisions of this paragraph 7, any such payment or reimbursement by Cruttenden of fees, expenses or disbursement incurred by an Indemnified Person in any proceeding in which a final judgment by a court of competent jurisdiction (after all appeals or the expiration of time to appeal) is entered against such Indemnified Person as a direct result of such person's negligence, bad faith or willful misfeasance will be promptly repaid to Cruttenden. In addition, anything in this paragraph 7 to the contrary notwithstanding, Cruttenden shall not be liable for any settlement of any action or proceeding effected without its written consent. Cruttenden and Metropolitan agree that they shall each follow the procedures set forth in paragraph 7(b) with respect to any claim against Cruttenden hereunder.

          (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph 7 is due in accordance with its terms but is for any reason held by a court to be unavailable from Metropolitan to Cruttenden on grounds of policy or otherwise, Metropolitan and Cruttenden shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which Metropolitan and Cruttenden may be subject in such proportion so that Cruttenden is responsible for that portion represented by the percentage that its fee under this Agreement bears to the public offering price appearing on the cover page of the Prospectus and Metropolitan is responsible for the balance, except as Metropolitan may otherwise agree to reallocate a portion of such liability with respect to such balance with any other person, including, without limitation, any other "Qualified Independent

     Underwriter"; PROVIDED, HOWEVER, that (i) in no case shall Cruttenden be responsible for any amount in excess of the fee set forth in paragraph 4 above and (ii) no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (c), any person controlling, controlled by or under common control with Cruttenden, or any partner, director, officer, employee, representative or any agent of any thereof, shall have the same rights to contribution as Cruttenden and each person who controls Metropolitan within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each officer of Metropolitan who shall have signed the Registration Statement and each director of Metropolitan shall have the same rights to contribution as Metropolitan, subject in each case to clause (i) of this paragraph (c). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against the other party under this paragraph (c), notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (c). The indemnity and contribution agreements contained in this paragraph 7 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Indemnified Person or termination of this Agreement.

     Section 8. Authorization by Metropolitan. Metropolitan represents and warrants to Cruttenden that this Agreement has been duly authorized, executed and delivered by Metropolitan and constitutes a valid and binding obligation of Metropolitan.

     Section 9. Authorization by MIS. MIS represents and warrants to Cruttenden that this Agreement has been duly authorized, executed and delivered by MIS and constitutes a valid and binding obligation of MIS.

     Section 10. Authorization by Cruttenden. Cruttenden represents and warrants to Metropolitan that this Agreement has been duly authorized, executed and delivered by Cruttenden and constitutes a valid and binding obligation of Cruttenden.

     Section 11. Notice. Whenever notice is required to be given pursuant to this Agreement, such notice shall be in writing and shall be mailed by first class mail, postage prepaid, addressed (a) if to Cruttenden Roth Incorporated, at 18301 Von Karman, Suite 100, Irvine, CA 92612, Attention: Walter W. Cruttenden and (b) if to Metropolitan, at 601 W. 1st. Avenue - Department 115000, Spokane, Washington 99201, Attention: Susan Thomson, Assistant Corporate Counsel.

     Section 12. Governing Law. This Agreement shall be construed (both as to validity and performance) and enforced in accordance with and governed by laws of the State of Washington applicable to agreements made and to be performed wholly within such jurisdiction.

      IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above mentioned.


                                   METROPOLITAN MORTGAGE &
                                   SECURITIES CO., INC.


                                   By:/s/ C. Paul Sandifur Jr.
                                      ----------------------------------
                                      C. Paul Sandifur, Jr., President


                                   METROPOLITAN INVESTMENT
                                   SECURITIES, INC.


                                   By:/s/ Reuel Swanson
                                      ----------------------------------
                                      Reuel Swanson, Secretary



                                    CRUTTENDEN ROTH INCORPORATED


                                    By:/s/ Shelly Singhal
                                       ---------------------------------
                                       Shelly Singhal, Executive Vice President

                                  SCHEDULE A

                 Metropolitan Mortgage & Securities Co., Inc.

     The Pricing Recommendation Letter of Cruttenden is conditioned upon Metropolitan's undertaking to maintain the rates on its Debentures at least equal to an "assumed floor." Based upon the pricing formula described below:

1. The interest rate to be paid on the Debentures shall be fixed by Metropolitan from time to time. However, the rate shall not be lower than the computation made per the worksheet on Schedule B, which is attached and incorporated by reference herein.

2. The "assumed floor" for 6 to 11 month Debentures shall be at least 1.0% above the lesser of the interest rate on the 6 month U.S. Treasury Bills, on a discounted basis, based upon the auction average (which is published widely in newspapers throughout the country, normally on the day following the auction) and a composite average of the offering rates on 6 month certificates of deposit currently being offered by banks and savings institutions in the northwestern section of the United States. For purposes of this composite average of certificate of deposit rates, the rates being offered by the following institutions shall be considered initially:

      a.   Seattle First National Bank
      b.   Security State Bank
      c.   U.S. Bank of Washington
      d.   Wells Fargo Bank
      e.   Washington Trust Bank
      f.   Washington Mutual Savings Bank

      Cruttenden and Metropolitan agree to review on an ongoing basis the group which comprises the composite average and may substitute another institution in the composite group from time-to-time by mutual agreement, as the case may be.

3. The "assumed floor" for 60 to 120 month Debentures shall be computed in like manner as that described in paragraph "2" above, except that the latest auction average on 5 year U.S. Treasury Notes shall be considered in place of the 6 month U.S. Treasury Bills, and 5 year certificates of deposit currently offered in the composite group shall be considered in lieu of the 6 month rate.

4. Rates on 12 to 23 month, 24 to 35 month, 36 to 47 month and 48 to 59 month Debentures shall be at least equal to the interpolated differences between the computation of the "assumed floor" of 6 to 11 month Debentures and 60 to 120 month Debentures, based upon the computation set forth in Schedule B.

5. Rates on Debentures payable in installments of principal and interest shall be no lower than 25% below the "assumed floor" for 60 to 120 month Debentures.

6. The computation of the "assumed floor" shall be made monthly, as of the first Tuesday of each month, or at such other times during any month that

     Metropolitan causes the offering rates to change from those in effect on the first Tuesday of each month ("the computation date"). Metropolitan agrees to furnish Cruttenden with a computation of the "assumed floor" by completing the worksheet on Schedule B. Should the offering rates at that time on Metropolitan's Debentures be less than the "assumed floor" as computed, Metropolitan agrees to raise the rates on its Debentures to at least the "assumed floor" within 10 calendar days of the computation date. Should Metropolitan fail to raise its offering rates within the 10 day period referred to above, Cruttenden reserves the right, in its uncontrolled discretion, to withdraw its Pricing Recommendation Letter regarding the offering rates on the Debentures.

                                  SCHEDULE B

                 Metropolitan Mortgage & Securities Co., Inc.
                                PRICING FORMULA

C.D. RATE

Average rate among a composite of 6 selected Banks and Savings and Loans as of the 1st Tuesday of each month.

GOVERNMENT RATE

Most current of 8 selected auction rates available on the 1st Tuesday of each month.

      Column A           Column B           Column C         Column D          Column E

    Certificate of       Government
     Deposit (CD)           Rate          Enter Lesser of                    Metropolitan's
     Calculation        Calculation        Column A or B    Assumed Floor     Current Rate
     ------------       -----------       ---------------   -------------    -------------
     5 yr Cd rate =     5 yr Gov't Rate

     ________           = _______

     6 mo CD rate =     6 mo Gov't Rate

     ________           = ________

     DIFFERENCE         DIFFERENCE
     = _______          = _______

            X .20                 X .20

     ________           ________

     Differential =     Differential =

     ________           ________

     (enter in (a)      (enter in (a)
      below)             below)

     6 mo (actual)      6 mo (actual)



     rate    =          rate    =
    ______             ______             ____________  +  1% ____________      ____________

    (a)      +          (a)     +                                                6-11 months

             ________          ________


     1 yr rate =        1 yr rate =
     ______             ______             ____________  +  1% ____________     ____________

     (a)      +          (a)     +                                               12-23 months

             ________          ________

     2 yr rate =        2 yr rate =
     ______             ______             ____________  +  1% ____________     ____________

     (a)      +          (a)     +                                               24-35 months

             ________          ________

     3 yr rate =        3 yr rate =
     ______             ______             ____________  +  1% ____________     ____________

     (a)      +          (a)     +                                               36-47 months

             ________          ________


     4 yr rate =        4 yr rate =
     ______             ______             ____________  +  1% ____________     ____________

     (a)      +          (a)     +                                               48-59 months
             ________          ________



     5 yr (actual)      5 yr (actual)

     rate        =       rate         =

    _______              _______          _______________  +  1%____________   ____________

    (a)          +       (a)          +                                        60-120 months

                 _______         _______


     INSTALLMENT PAYMENTS (Floor equal to yearly ________  _______

     __________

                rates MINUS .50)      (yearly    -.50

                                 rate)
